CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        McCune Engineering, P.E., hereby consents to the use of its gas reserve report "Savage Resources, LLC; Reserve Estimate and Evaluation; July 1, 2004" in certain documents to be presented to investors by management of Petrol Oil and Gas, and to the reference to our firm as "experts" in said documentation.

                                                                                                        McCUNE ENGINEERING, P.E.

                                                                                                        By: /s/Dwayne McCune

                                                                                                        Name: Dwayne McCune

                                                                                                        Title: February 15, 2005